Exhibit 99.1
Sterling Financial Corporation of Spokane, Wash., Reports 2013 Earnings and Declares Quarterly Cash Dividend

SPOKANE, Wash. — (BUSINESS WIRE) — January 30, 2014 — Sterling Financial Corporation (NASDAQ:STSA) ("Sterling") today announced its operating results for the quarter and year ended December 31, 2013. For the quarter, Sterling recorded net income of $22.2 million, or $0.35 per diluted common share, compared to $21.0 million, or $0.33 per diluted common share, for the quarter ended September 30, 2013, and $20.9 million, or $0.33 per diluted common share, for the quarter ended December 31, 2012. For the year ended December 31, 2013, Sterling recorded net income of $93.6 million, or $1.48 per diluted common share, compared to $385.7 million, or $6.14 per diluted common share, for the year ended December 31, 2012. The 2012 annual net income included an income tax benefit of $292.0 million associated with the release of a deferred tax asset valuation allowance.

Following are selected financial highlights for the year ended December 31, 2013:

•	Completed three acquisitions: Borrego Springs Bank, N.A., the Puget Sound operations of Boston Private Bank & Trust Co., and Commerce National Bank.

•	Gross loans expanded by 19 percent; organic loan growth of 12 percent.

•	Portfolio loan originations were $2.39 billion, a 31 percent increase over 2012.

•	Deposits expanded by 10 percent.

•	Net interest margin (tax equivalent) was 3.64 percent, 18 basis points higher than 2012.

•	Nonperforming assets to total assets was 1.21 percent, down from 2.28 percent at December 31, 2012.

•	Sterling announced that it will merge with Umpqua Holdings Corporation, creating the largest community bank on the West Coast.

"2013 marked another year of solid financial performance" said Greg Seibly, Sterling's president and chief executive officer. "Significant progress was made on each of our key operating objectives, as we expanded loans, reduced funding costs, improved asset quality metrics and controlled operating expenses. We also completed three acquisitions and increased our cash dividend by 19 percent."

Operating Results
Net Interest Income
Sterling reported net interest income of $84.4 million for the quarter ended December 31, 2013, compared to $82.5 million for the prior quarter and $76.1 million for the quarter ended December 31, 2012. The net interest margin (tax equivalent) for the fourth quarter of 2013 was 3.58 percent, a decrease of 1 basis point from the prior quarter, and up 9 basis points over the fourth quarter of 2012. The decrease in net interest margin from the prior quarter was a result of lower yields on loans.

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012
	(in thousands)
Net interest income	$84,378	$82,548	$76,107
Net interest margin (tax equivalent)	3.58%	3.59%	3.49%
Loan yield	4.55%	4.63%	4.96%

Funding costs:
Cost of deposits	0.31%	0.35%	0.46%
Total funding liabilities	0.61%	0.64%	0.90%

Total interest income was $97.8 million for the fourth quarter of 2013, compared to $96.4 million for the prior quarter, and $94.3 million for the fourth quarter of 2012. The $1.4 million increase in interest income over the prior quarter was primarily due to higher average loan balances resulting from the acquisition of Commerce National Bank and organic loan growth.

Total interest expense was $13.4 million for the fourth quarter of 2013, compared to $13.9 million for the prior quarter and $18.1 million for the fourth quarter of 2012. Deposit interest expense was $5.5 million for the fourth quarter of 2013, a reduction of $564,000, or 9 percent, from the prior quarter, and down $2.2 million, or 29 percent, from the same period in 2012, reflecting the improved deposit mix and lower overall deposit costs.

Borrowing costs were $7.9 million for the fourth quarter of 2013, unchanged from the prior quarter, and down $2.5 million, or 24 percent, from the fourth quarter of 2012. The decrease from the same period a year ago reflected balance sheet repositioning activity undertaken during the fourth quarter of 2012.

Noninterest Income
Noninterest income includes fees and service charges income, income from mortgage banking operations, and other items such as gains on other loan sales, BOLI income, a bargain purchase gain, net gains on branch divestitures, and gains on sales of securities. For the fourth quarter of 2013, noninterest income was $29.1 million, compared to $31.9 million for the prior quarter and $31.2 million for the fourth quarter of 2012.

Income from mortgage banking operations for the fourth quarter of 2013 was $9.5 million, compared to $13.5 million for the prior quarter and $28.2 million for the fourth quarter of 2012. The decreases are attributable to lower residential mortgage banking activity and reduced margins on residential loan sales, reflecting higher market interest rates. For the fourth quarter of 2013, Sterling closed $197.0 million of residential mortgage refinance loans, representing 36 percent of total residential mortgage originations, compared to $673.1 million, representing 68 percent of total residential mortgage originations, for the same period of 2012.

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012
	(in thousands)
Residential loan sales	$462,902	$672,604	$779,289
Change in warehouse and interest rate locks	(122,814)	(198,389)	(44,931)
Total mortgage banking activity	$340,088	$474,215	$734,358

Margin on mortgage banking activity	2.03%	2.31%	3.60%

Included in income from mortgage banking operations for the fourth quarter was an $842,000 reversal of the valuation allowance on mortgage servicing rights ("MSR"). MSR valuation allowance reversals of $491,000 and $754,000 were recognized in the prior quarter and the fourth quarter of 2012, respectively.

For the quarter ended December 31, 2013, fees and service charges income contributed $15.8 million to noninterest income, compared to $15.4 million for the prior quarter and $14.2 million for the fourth quarter of 2012. The increase in fees and service charges income compared to the year ago period was primarily attributable to increased activity related to the acquisitions completed during the year.

For the fourth quarter of 2013, gains on other loan sales were $1.6 million, compared to $1.1 million for the prior quarter, and $485,000 for the same period a year ago. The increase over the prior quarter was primarily due to multifamily loan sales that occurred during the fourth quarter.

For the fourth quarter of 2013 and the prior quarter, Sterling recognized no gains or losses on the sale of securities, compared to a gain of $11.2 million for the fourth quarter of 2012, that was related to balance sheet repositioning.

Noninterest Expense
Noninterest expenses were $84.4 million for the fourth quarter of 2013, compared to $85.3 million for the prior quarter and $89.6 million for the fourth quarter of 2012. During the fourth quarter of 2013, employee compensation and benefits decreased by $811,000 compared to the prior quarter, and were down $3.3 million from the fourth quarter of 2012.

Other noninterest expense included merger and acquisition expenses of $3.6 million for the fourth quarter of 2013, compared to $3.9 million for the prior quarter and $2.0 million for the fourth quarter of 2012. Other noninterest expense included a Washington State Business and Occupation tax refund of $1.8 million received during the fourth quarter of 2013, which was recorded as a reduction in other noninterest expense.

Income Taxes
During the quarter ended December 31, 2013, Sterling recognized an income tax expense of $7.0 million, representing an effective tax rate of 24 percent. The effective tax rate for the year ended December 31, 2013 was 29 percent. As of December 31, 2013, the net deferred tax asset was $284.1 million, including $242.2 million of net operating loss and tax credit carryforwards.

Balance Sheet
On October 1, 2013, Sterling completed the acquisition of Newport Beach, Calif.-based Commerce National Bank, which added $164.8 million of loans and $189.6 million of deposits.

Total portfolio loan balances (which exclude residential loans held for sale) were $7.46 billion at December 31, 2013, compared to $7.15 billion at the end of the prior quarter, and $6.25 billion at December 31, 2012. During the fourth quarter of 2013, Sterling originated $606.3 million of new portfolio loans, compared to $587.8 million for the prior quarter and $561.7 million for the fourth quarter of 2012. For 2013, portfolio loan originations were $2.39 billion, compared to $1.82 billion for 2012, representing an increase of 31 percent.

Multifamily loan originations were $219.6 million for the fourth quarter of 2013, accounting for 36 percent of total portfolio originations. This compares to $169.9 million for the prior quarter, and $261.3 million for the fourth quarter of 2012.

Commercial loan originations, which include C&I and owner occupied CRE loans, were $138.1 million for the fourth quarter of 2013, accounting for 23 percent of total portfolio originations. This compares to $144.9 million for the prior quarter, and $136.8 million for the fourth quarter of 2012.

Investments and mortgage-backed securities available for sale were $1.43 billion at December 31, 2013, compared to $1.50 billion at the end of the prior quarter, and $1.51 billion at December 31, 2012.

At December 31, 2013, total deposits were $7.07 billion, compared to $6.85 billion at the end of the prior quarter, and $6.44 billion at December 31, 2012. The deposit composition is set forth in the following table:

				Annual % Change
	December 31, 2013	September 30, 2013	December 31, 2012
	(in thousands)
Deposits:
Retail:
Transaction	$2,673,303	$2,568,893	$2,434,778	10%
Savings and MMDA	2,367,118	2,311,030	2,129,722	11%
Time deposits	1,290,964	1,316,745	1,529,566	(16)%
Total retail	6,331,385	6,196,668	6,094,066	4%
Public	382,043	260,480	174,161	119%
Brokered	361,562	397,294	167,890	115%
Total deposits	$7,074,990	$6,854,442	$6,436,117	10%
Gross loans to deposits	105%	104%	97%

At December 31, 2013, advances from the Federal Home Loan Bank were $1.15 billion, compared to $1.03 billion at the end of the prior quarter, and $605.3 million at December 31, 2012. The increased advances over the year ago period were used to fund acquisitions and loan growth, and replace deposit outflow associated with branch divestitures and runoff of CDs.

Credit Quality
During the fourth quarter of 2013, Sterling recognized net charge-offs of $904,000, compared to net charge-offs of $1.2 million for the prior quarter and net recoveries of $566,000 for the fourth quarter of 2012. Sterling has not recorded a provision for credit losses since the third quarter of 2012. The allowance for loan losses at December 31, 2013 was $137.3 million, or 1.84 percent of total loans, compared to $138.7 million, or 1.94 percent of total loans, at September 30, 2013, and $154.3 million, or 2.47 percent of total loans, at December 31, 2012.

At December 31, 2013, nonperforming assets were $125.1 million, or 1.21 percent of total assets, compared to $135.4 million, or 1.36 percent of total assets, at September 30, 2013, and $210.4 million, or 2.28 percent of total assets, at December 31, 2012. At December 31, 2013, the 60-day loan delinquency ratio was 0.74 percent, compared to 0.73 percent at September 30, 2013, and 1.64 percent at December 31, 2012.

Merger Update
On September 11, 2013, Sterling entered into a definitive agreement to merge with Umpqua Holdings Corporation ("Umpqua"), with headquarters located in Portland, Oregon. Upon completion of the merger, the combined company will operate under the Umpqua Bank name and brand. Integration planning commenced shortly after the announcement, and completion of the merger is expected to occur during the second quarter of 2014, subject to approval by each company’s shareholders, regulatory approvals and other customary closing conditions.

Cash Dividend Declaration
Sterling's board of directors has approved a quarterly cash dividend of $0.20 per common share, payable on February 27, 2014 to shareholders of record as of February 13, 2014.

Fourth Quarter 2013 Earnings Conference Call
Sterling plans to host a conference call on January 31, 2014 at 8:00 a.m. PST to discuss the company's financial results. An audio webcast of the conference call can also be accessed at Sterling's website. To access this audio presentation call, click on the audio webcast icon. Additionally, the conference call may be accessed by telephone. To participate in the conference call, domestic callers should dial 1-210-795-2680 approximately five minutes before the scheduled start time. You will be asked by the operator to identify yourself and provide the password “STERLING” to enter the call. A webcast replay of the conference call will be available on Sterling's website approximately one hour following the conclusion of the call. The webcast replay will be offered through February 28, 2014.

Sterling Financial Corporation
CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts, unaudited)	Dec 31, 2013	Sep 30, 2013	Dec 31, 2012
ASSETS:
Cash and due from banks	$545,435	$349,679	$331,550
Investments and mortgage-backed securities ("MBS") available for sale	1,429,812	1,498,377	1,513,157
Investments held to maturity	165	175	206
Loans held for sale	138,952	245,783	465,983
Loans receivable, net	7,331,228	7,024,326	6,101,749
Other real estate owned, net ("OREO")	8,047	17,464	25,042
Office properties and equipment, net	101,610	100,370	93,850
Bank owned life insurance ("BOLI")	191,553	189,906	179,828
Goodwill	52,018	36,633	22,577
Other intangible assets, net	15,561	16,154	19,072
Deferred tax asset, net	284,059	282,561	292,082
Other assets	220,809	222,908	191,814
Total assets	$10,319,249	$9,984,336	$9,236,910
LIABILITIES:
Deposits	$7,074,990	$6,854,442	$6,436,117
Advances from Federal Home Loan Bank	1,146,103	1,027,807	605,330
Repurchase agreements and fed funds	531,679	534,669	586,867
Other borrowings	245,299	245,298	245,294
Accrued expenses and other liabilities	105,231	106,239	145,379
Total liabilities	9,103,302	8,768,455	8,018,987
SHAREHOLDERS' EQUITY:
Preferred stock	0	0	0
Common stock	1,972,457	1,972,021	1,968,025
Accumulated other comprehensive income	19,857	29,919	60,712
Accumulated deficit	(776,367)	(786,059)	(810,814)
Total shareholders' equity	1,215,947	1,215,881	1,217,923
Total liabilities and shareholders' equity	$10,319,249	$9,984,336	$9,236,910
Book value per common share	$19.50	$19.51	$19.58
Tangible book value per common share	$18.41	$18.66	$18.91
Shareholders' equity to total assets	11.8%	12.2%	13.2%
Tangible common equity to tangible assets (1)	11.2%	11.7%	12.8%
Common shares outstanding at end of period	62,363,741	62,314,862	62,207,529
Common stock warrants outstanding	2,902,566	2,874,594	2,749,044

(1) Common shareholders' equity less goodwill and other intangible assets, divided by assets, less goodwill and other intangible assets.

Sterling Financial Corporation
CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts, unaudited)	Three Months Ended			Twelve Months Ended
	Dec 31, 2013	Sep 30, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
INTEREST INCOME:
Loans	$87,188	$86,099	$83,026	$338,910	$331,514
Mortgage-backed securities	8,306	8,079	8,810	31,015	47,442
Investments and cash	2,309	2,266	2,418	9,096	10,244
Total interest income	97,803	96,444	94,254	379,021	389,200
INTEREST EXPENSE:
Deposits	5,477	6,041	7,693	23,863	37,697
Borrowings	7,948	7,855	10,454	30,924	46,825
Total interest expense	13,425	13,896	18,147	54,787	84,522
Net interest income	84,378	82,548	76,107	324,234	304,678
Provision for credit losses	0	0	0	0	10,000
Net interest income after provision	84,378	82,548	76,107	324,234	294,678
NONINTEREST INCOME:
Fees and service charges	15,789	15,380	14,227	60,917	55,773
Mortgage banking operations	9,488	13,494	28,157	59,956	97,292
BOLI	1,614	1,640	1,450	6,235	8,625
Gain on sales of securities	0	0	11,243	0	23,835
Other-than-temporary impairment losses on securities	0	0	0	0	(6,819)
Charge on prepayment of debt	0	0	(32,678)	0	(35,342)
Gains (losses) on other loan sales	1,644	1,135	485	3,998	4,372
Other	592	241	8,343	9,480	6,517
Total noninterest income	29,127	31,890	31,227	140,586	154,253
NONINTEREST EXPENSE:
Employee compensation and benefits	46,247	47,058	49,523	181,544	189,025
OREO	933	1,877	2,492	7,389	11,829
Occupancy and equipment	10,550	9,959	10,677	39,935	42,930
Depreciation	3,743	3,358	2,936	13,093	11,690
Amortization of other intangible assets	1,753	1,676	1,792	6,799	6,780
Other	21,145	21,406	22,169	84,552	92,999
Total noninterest expense	84,371	85,334	89,589	333,312	355,253
Income before income taxes	29,134	29,104	17,745	131,508	93,678
Income tax (provision) benefit	(6,980)	(8,056)	3,201	(37,867)	292,043
Net income	$22,154	$21,048	$20,946	$93,641	$385,721
Earnings per common share - basic	$0.36	$0.34	$0.34	$1.50	$6.21
Earnings per common share - diluted	$0.35	$0.33	$0.33	$1.48	$6.14
Dividends declared per share	$0.20	$0.20	$0.65	$0.95	$0.80
Average common shares outstanding - basic	62,319,497	62,309,270	62,159,683	62,290,361	62,122,862
Average common shares outstanding - diluted	63,613,271	63,461,018	62,867,030	63,371,763	62,772,079

Sterling Financial Corporation
OTHER SELECTED FINANCIAL DATA

(in thousands, unaudited)	Three Months Ended			Twelve Months Ended
	Dec 31, 2013	Sep 30, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
LOAN ORIGINATIONS AND PURCHASES:
Loan originations:
Residential real estate:
For sale	$412,171	$535,039	$903,916	$2,379,797	$2,901,407
Permanent	111,957	142,837	75,101	470,131	228,048
Total residential real estate	524,128	677,876	979,017	2,849,928	3,129,455
Commercial real estate ("CRE"):
Investor CRE	22,841	8,539	26,451	68,716	63,986
Multifamily	219,586	169,868	261,254	855,803	813,495
Construction	25,753	8,767	6,487	43,181	8,931
Total commercial real estate	268,180	187,174	294,192	967,700	886,412
Commercial:
Owner occupied CRE	56,080	59,403	46,578	215,340	158,411
Commercial & Industrial ("C&I")	81,988	85,495	90,265	354,544	296,575
Total commercial	138,068	144,898	136,843	569,884	454,986
Consumer	88,055	112,887	55,578	385,394	255,459
Total loan originations	1,018,431	1,122,835	1,465,630	4,772,906	4,726,312
Total portfolio loan originations (excludes residential real estate for sale)	606,260	587,796	561,714	2,393,109	1,824,905
Loan purchases:
Residential real estate	0	51	328	228	76,736
Commercial real estate:
Investor CRE	0	1,100	2,345	3,016	2,345
Multifamily	80	199	249	564	932
Total commercial real estate	80	1,299	2,594	3,580	3,277
Commercial:
Owner occupied CRE	0	0	5,038	1,071	5,038
C&I	139	24,164	0	45,303	0
Total commercial	139	24,164	5,038	46,374	5,038
Consumer	0	5,758	19,313	26,209	71,620
Total loan purchases	219	31,272	27,273	76,391	156,671
Total loan originations and purchases	$1,018,650	$1,154,107	$1,492,903	$4,849,297	$4,882,983
PERFORMANCE RATIOS:
Return on assets	0.87%	0.84%	0.88%	0.97%	4.10%
Return on common equity	7.2%	6.9%	6.7%	7.7%	35.8%
Operating efficiency (1)	71.3%	70.8%	70.1%	69.2%	71.1%
Noninterest expense to assets	3.31%	3.42%	3.77%	3.44%	3.78%
Average assets	$10,115,326	$9,886,459	$9,447,551	$9,676,078	$9,410,562
Average common equity	$1,220,708	$1,206,814	$1,252,222	$1,222,364	$1,078,542

(1) The efficiency ratio is noninterest expense, excluding OREO and amortization of other intangibles assets, divided by net interest income (tax equivalent) plus noninterest income, excluding gain on sales of securities, other-than-temporary impairment losses on securities, charge on prepayment of debt, gain on branch divestitures and bargain purchase gain.

Sterling Financial Corporation
OTHER SELECTED FINANCIAL DATA

(in thousands, unaudited)	Dec 31, 2013	Sep 30, 2013	Dec 31, 2012
INVESTMENT PORTFOLIO DETAIL:
Available for sale:
MBS	$1,239,900	$1,305,456	$1,308,838
Municipal bonds	189,690	192,749	204,306
Other	222	172	13
Total	$1,429,812	$1,498,377	$1,513,157
Held to maturity:
Tax credits	$165	$175	$206
Total	$165	$175	$206
LOAN PORTFOLIO DETAIL:
Residential real estate	$1,119,574	$1,052,381	$806,722
Commercial real estate:
Investor CRE	1,114,768	1,125,477	1,219,847
Multifamily	2,156,434	2,029,820	1,580,289
Construction	71,693	52,929	74,665
Total commercial real estate	3,342,895	3,208,226	2,874,801
Commercial:
Owner occupied CRE	1,431,140	1,404,006	1,276,591
C&I	742,142	681,666	540,499
Total commercial	2,173,282	2,085,672	1,817,090
Consumer	822,068	807,964	754,621
Gross loans receivable	7,457,819	7,154,243	6,253,234
Deferred loan fees, net	10,703	8,781	2,860
Allowance for loan losses	(137,294)	(138,698)	(154,345)
Net loans receivable	$7,331,228	$7,024,326	$6,101,749
DEPOSITS DETAIL:
Noninterest bearing transaction	$1,881,360	$1,818,194	$1,702,740
Interest bearing transaction	791,943	750,699	732,038
Savings and MMDA	2,700,241	2,542,631	2,262,369
Time deposits	1,701,446	1,742,918	1,738,970
Total deposits	$7,074,990	$6,854,442	$6,436,117
Number of transaction accounts (whole numbers):
Noninterest bearing transaction accounts	179,977	180,027	187,628
Interest bearing transaction accounts	45,880	46,113	47,859
Total transaction accounts	225,857	226,140	235,487

Sterling Financial Corporation
OTHER SELECTED FINANCIAL DATA

(in thousands, unaudited)	Dec 31, 2013	Sep 30, 2013	Dec 31, 2012
ALLOWANCE FOR CREDIT LOSSES:
Allowance - loans, beginning of quarter	$138,698	$141,949	$154,279
Provision	(500)	(2,100)	(500)
Charge-offs:
Residential real estate	(1,289)	(752)	(1,218)
Commercial real estate:
Investor CRE	(4,944)	(1,124)	(942)
Multifamily	0	(90)	(357)
Construction	0	(5)	(189)
Total commercial real estate	(4,944)	(1,219)	(1,488)
Commercial:
Owner occupied CRE	(484)	(905)	(1,678)
C&I	(937)	(146)	(130)
Total commercial	(1,421)	(1,051)	(1,808)
Consumer	(1,287)	(1,466)	(3,167)
Total charge-offs	(8,941)	(4,488)	(7,681)
Recoveries:
Residential real estate	658	309	53
Commercial real estate:
Investor CRE	1,843	363	104
Multifamily	6	15	262
Construction	3,826	1,026	4,144
Total commercial real estate	5,675	1,404	4,510
Commercial:
Owner occupied CRE	159	577	1,248
C&I	1,180	741	2,172
Total commercial	1,339	1,318	3,420
Consumer	365	306	264
Total recoveries	8,037	3,337	8,247
Net (charge-offs) recoveries	(904)	(1,151)	566
Allowance - loans, end of quarter	137,294	138,698	154,345
Reserve for unfunded commitments, beginning of quarter	10,541	9,505	7,771
Provision	500	2,100	500
(Charge-offs) recoveries	80	(1,064)	(269)
Reserve for unfunded commitments, end of quarter	11,121	10,541	8,002
Total credit allowance	$148,415	$149,239	$162,347
Net charge-offs to average loans (annualized)	0.05%	0.06%	(0.03)%
Loan loss allowance to total loans	1.84%	1.94%	2.47%
Total credit allowance to total loans	1.99%	2.08%	2.60%
Loan loss allowance to nonperforming loans	117%	118%	83%
Total credit allowance to nonperforming loans	127%	127%	88%

Sterling Financial Corporation
OTHER SELECTED FINANCIAL DATA

(in thousands, unaudited)	Dec 31, 2013	Sep 30, 2013	Dec 31, 2012
NONPERFORMING ASSETS:
Past 90 days due and accruing	$0	$0	$0
Nonaccrual loans	69,302	65,410	121,113
Restructured loans	47,774	52,556	64,216
Total nonperforming loans	117,076	117,966	185,329
OREO	8,047	17,464	25,042
Total nonperforming assets	125,123	135,430	210,371
Specific reserve on nonperforming loans	(6,917)	(4,900)	(8,463)
Net nonperforming assets	$118,206	$130,530	$201,908
Government guaranteed portion of nonperforming loans	$14,686	$13,818	$10,702
Nonperforming loans to total loans	1.57%	1.65%	2.96%
Nonperforming assets to total assets	1.21%	1.36%	2.28%
Loan delinquency ratio (60 days and over)	0.74%	0.73%	1.64%
Classified assets	$144,889	$140,558	$221,832
Classified assets to total assets	1.40%	1.41%	2.40%
Nonperforming assets by collateral type:
Residential real estate	$38,779	$38,720	$45,929
Commercial real estate:
Investor CRE	28,969	26,141	52,368
Multifamily	576	1,927	8,148
Construction	5,838	17,595	33,945
Total commercial real estate	35,383	45,663	94,461
Commercial:
Owner occupied CRE	42,420	43,581	58,292
C&I	4,004	2,721	3,985
Total commercial	46,424	46,302	62,277
Consumer	4,537	4,745	7,704
Total nonperforming assets	$125,123	$135,430	$210,371
REGULATORY CAPITAL RATIOS:
Sterling Financial Corporation:
Tier 1 leverage ratio	11.6%	11.8%	12.1%
Tier 1 risk-based capital ratio	14.9%	15.4%	17.5%
Total risk-based capital ratio	16.1%	16.7%	18.7%
Tier 1 common capital ratio	11.8%	12.2%	13.6%
Sterling Bank:
Tier 1 leverage ratio	11.3%	11.6%	12.0%
Tier 1 risk-based capital ratio	14.5%	15.1%	17.2%
Total risk-based capital ratio	15.8%	16.3%	18.5%
OTHER:
FTE employees at end of period (whole numbers)	2,547	2,564	2,532

Sterling Financial Corporation
AVERAGE BALANCE AND RATE

(in thousands, unaudited)	Three Months Ended
	Dec 31, 2013			Sep 30, 2013			Dec 31, 2012
	Average Balance	Interest Income/ Expense	Yields/Rates	Average Balance	Interest Income/ Expense	Yields/Rates	Average Balance	Interest Income/ Expense	Yields/Rates
ASSETS:
Loans:
Mortgage	$4,573,225	$50,059	4.38%	$4,495,451	$49,689	4.42%	$4,062,917	$47,241	4.65%
Commercial and consumer	3,081,552	37,264	4.80%	2,933,727	36,558	4.94%	2,624,167	35,904	5.44%
Total loans	7,654,777	87,323	4.55%	7,429,178	86,247	4.63%	6,687,084	83,145	4.96%
MBS	1,273,912	8,306	2.61%	1,313,728	8,079	2.46%	1,593,455	8,810	2.21%
Investments and cash	442,810	3,177	2.80%	404,134	3,132	3.07%	421,600	3,337	3.15%
FHLB stock	96,093	0	0.00%	95,923	0	0.00%	98,131	0	0.00%
Total interest earning assets	9,467,592	98,806	4.16%	9,242,963	97,458	4.20%	8,800,270	95,292	4.32%
Noninterest earning assets	647,734			643,496			647,281
Total average assets	$10,115,326			$9,886,459			$9,447,551
LIABILITIES and EQUITY:
Deposits:
Interest bearing transaction	$766,118	66	0.03%	$745,131	66	0.04%	$717,169	63	0.04%
Savings and MMDA	2,632,267	971	0.15%	2,489,950	865	0.14%	2,291,062	812	0.14%
Time deposits	1,762,899	4,440	1.00%	1,769,741	5,110	1.15%	1,897,528	6,818	1.43%
Total interest bearing deposits	5,161,284	5,477	0.42%	5,004,822	6,041	0.48%	4,905,759	7,693	0.62%
Borrowings	1,746,505	7,948	1.81%	1,777,268	7,855	1.75%	1,412,411	10,454	2.94%
Total interest bearing liabilities	6,907,789	13,425	0.77%	6,782,090	13,896	0.81%	6,318,170	18,147	1.14%
Noninterest bearing transaction	1,887,627	0	0.00%	1,787,716	0	0.00%	1,742,565	0	0.00%
Total funding liabilities	8,795,416	13,425	0.61%	8,569,806	13,896	0.64%	8,060,735	18,147	0.90%
Other noninterest bearing liabilities	99,202			109,839			134,594
Total average liabilities	8,894,618			8,679,645			8,195,329
Total average equity	1,220,708			1,206,814			1,252,222
Total average liabilities and equity	$10,115,326			$9,886,459			$9,447,551
Net interest income and spread (tax equivalent)		$85,381	3.39%		$83,562	3.39%		$77,145	3.18%
Net interest margin (tax equivalent)			3.58%			3.59%			3.49%

Deposits:
Total interest bearing deposits	$5,161,284	$5,477	0.42%	$5,004,822	$6,041	0.48%	$4,905,759	$7,693	0.62%
Noninterest bearing transaction	1,887,627	0	0.00%	1,787,716	0	0.00%	1,742,565	0	0.00%
Total deposits	$7,048,911	$5,477	0.31%	$6,792,538	$6,041	0.35%	$6,648,324	$7,693	0.46%

Sterling Financial Corporation
AVERAGE BALANCE AND RATE

(in thousands, unaudited)	Twelve Months Ended
	Dec 31, 2013			Dec 31, 2012
	Average Balance	Interest Income/ Expense	Yields/Rates	Average Balance	Interest Income/ Expense	Yields/Rates
ASSETS:
Loans:
Mortgage	$4,368,794	$196,027	4.49%	$3,834,111	$188,563	4.92%
Commercial and consumer	2,887,515	143,419	4.97%	2,572,469	143,392	5.57%
Total loans	7,256,309	339,446	4.68%	6,406,580	331,955	5.18%
MBS	1,257,119	31,015	2.47%	1,890,314	47,442	2.51%
Investments and cash	414,905	12,587	3.01%	520,590	13,971	2.68%
FHLB stock	96,603	0	0.00%	98,893	0	0.00%
Total interest earning assets	9,024,936	383,048	4.24%	8,916,377	393,368	4.41%
Noninterest earning assets	651,142			494,185
Total average assets	$9,676,078			$9,410,562
LIABILITIES and EQUITY:
Deposits:
Interest bearing transaction	$746,934	267	0.04%	$657,231	334	0.05%
Savings and MMDA	2,465,697	3,401	0.14%	2,261,858	3,912	0.17%
Time deposits	1,748,838	20,195	1.15%	2,250,999	33,451	1.49%
Total interest bearing deposits	4,961,469	23,863	0.48%	5,170,088	37,697	0.73%
Borrowings	1,608,257	30,924	1.92%	1,470,244	46,825	3.18%
Total interest bearing liabilities	6,569,726	54,787	0.83%	6,640,332	84,522	1.27%
Noninterest bearing transaction	1,772,182	0	0.00%	1,559,828	0	0.00%
Total funding liabilities	8,341,908	54,787	0.66%	8,200,160	84,522	1.03%
Other noninterest bearing liabilities	111,806			131,860
Total average liabilities	8,453,714			8,332,020
Total average equity	1,222,364			1,078,542
Total average liabilities and equity	$9,676,078			$9,410,562
Net interest income and spread (tax equivalent)		$328,261	3.41%		$308,846	3.14%
Net interest margin (tax equivalent)			3.64%			3.46%

Deposits:
Total interest bearing deposits	$4,961,469	$23,863	0.48%	$5,170,088	$37,697	0.73%
Noninterest bearing transaction	1,772,182	0	0.00%	1,559,828	0	0.00%
Total deposits	$6,733,651	$23,863	0.35%	$6,729,916	$37,697	0.56%

Sterling Financial Corporation
LOAN GROWTH SUMMARY

(in millions, unaudited)
	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	YTD
Ending balance	$6,253.2	$6,477.5	$7,001.9	$7,154.2	$7,457.8	$7,457.8
$ Growth:
Total, net		224.5	524.9	151.8	303.6	1,204.8
Purchased		2.9	42.1	30.6	0	75.6
Acquired/(divested), net		103.3	274.9	0	164.8	543.0
Multifamily loans transferred to HFS		0	0	(55.0)	0	(55.0)
Sold		(7.0)	(13.9)	(18.0)	(45.2)	(84.1)
Organic, net		$125.3	$221.8	$194.2	$184.0	$725.3

% Growth (annualized):
Total, net		14%	32%	9%	17%	19%
Purchased		0%	3%	2%	0%	1%
Acquired/(divested), net		7%	17%	0%	9%	8%
Multifamily loans transferred to HFS		0%	0%	(3)%	0%	(1)%
Sold		(1)%	(1)%	(1)%	(3)%	(1)%
Organic, net		8%	13%	11%	11%	12%

About Sterling Financial Corporation

Sterling Financial Corporation (NASDAQ:STSA) of Spokane, Washington, is the bank holding company for Sterling Savings Bank, a Washington state chartered and federally insured commercial bank.  Sterling Savings Bank does business as Sterling Bank in Washington, Oregon and Idaho and as Argent Bank in California, offering banking products and services, mortgage lending, and trust and investment products to individuals, small businesses, corporations and other commercial organizations. As of December 31, 2013, Sterling Financial Corporation had assets of $10.32 billion and operated depository branches in Washington, Oregon, Idaho and California. Visit Sterling Financial Corporation's website at www.sterlingfinancialcorporation.com.

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Umpqua Holdings Corporation ("Umpqua") has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 containing a joint proxy statement/prospectus of Sterling Financial Corporation ("Sterling") and Umpqua, and Sterling and Umpqua have each filed and will file other documents with respect to the proposed merger. The registration statement has been declared effective by the SEC. A definitive joint proxy statement/prospectus has been mailed to shareholders of Sterling and Umpqua. Investors and security holders of Sterling and Umpqua are urged to read the joint proxy statement/prospectus and other documents filed or to be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders are able to obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by Sterling or Umpqua through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Sterling are available free of charge on Sterling’s website at www.sterlingfinancialcorporation.com or by contacting Sterling’s Investor Relations Department at 509-358-8097. Copies of the documents filed with the SEC by Umpqua are available free of charge on Umpqua’s website at www.umpquaholdingscorp.com or by contacting Umpqua’s Investor Relations Department at 503-268-6675.

Sterling, Umpqua, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Sterling is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 27, 2013, its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 15, 2013, and its Current Reports on Form 8-K or 8-K/A, which were filed with the SEC on January 28, 2013 (Item 1.01), March 4, 2013, May 2, 2013 (Item 5.07), May 10, 2013, June 20, 2013 and August 9, 2013, respectively. Information about the directors and executive officers of Umpqua is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 15, 2013, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013, and September 30, 2013, which were filed with the SEC on May 2, 2013, August 6, 2013, and November 6, 2013, respectively, its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on February 25, 2013, and its Current Reports on Form 8-K, which were filed with the SEC on January 14, 2013, April 11, 2013 and April 22, 2013 (Item 5.07), respectively. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials filed or to be filed with the SEC when they become available.
Cautionary Statement Regarding Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "may," "can," "believe," "expect," "project," "intend," "likely," "plan," "seek," "should," "would," "estimate" and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements include, but are not limited to, statements about Sterling’s plans, objectives, expectations, strategies and intentions and other statements contained in this release that are not historical facts and pertain to Sterling's future operating results and capital position, including Sterling's ability to reduce future loan losses, improve its deposit mix, execute its asset resolution initiatives, execute its lending initiatives, contain costs and potential liabilities, realize operating efficiencies, execute its business strategy, make dividend payments, compete in the marketplace and provide increased customer support and service. All forward-looking statements are subject to numerous risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling's and Umpqua's control. These risks and uncertainties include, but are not limited to, the following: changes in general economic conditions that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in market interest rates that may result in lower interest rate margins; shifts in the demand for Sterling's loan and other products; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations or the competitive environment; exposure to material litigation; failure to obtain the approval of shareholders of Sterling or Umpqua in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger, or lower-than-expected revenue or cost savings or other issues in connection with mergers and acquisitions generally; the parties’ ability to promptly and effectively integrate the businesses of Sterling and Umpqua; the diversion of management time on issues related to the merger; and the failure to consummate or delay in consummating the merger for other reasons. Sterling and Umpqua undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sterling's and Umpqua's most recent Form 10-K and 10-Q reports and to Sterling's and Umpqua's most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Sterling or Umpqua.
CONTACT:
Sterling Financial Corporation

Media contact:
Cara Coon, 509-626-5348
cara.coon@bankwithsterling.com
or
Investor contact:
Patrick Rusnak, 509-227-0961
pat.rusnak@bankwithsterling.com